Exhibit 10.4
5 OCTOBER 2009
AMENDMENT AGREEMENT
To a
SUBORDINATED PLEDGE AGREEMENT DATED 12 OCTOBER 2005
Between
PREGIS CORPORATION
AS THE PLEDGOR
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
AS THE SECURITY AGENT

THIS AMENDMENT AGREEMENT (the “Subordinated Pledge Amendment Agreement”) is made on the date stated on the front-page hereof to a subordinated pledge agreement dated 12 October 2005 (the “Base Subordinated Pledge Agreement”)
BETWEEN:
1)	PREGIS CORPORATION, a corporation incorporated in the State of Delaware, with registered office at Trust Center, 1209 Orange Street, 19801 Wilmington, Delaware, United States of America, registered under the U.S federal tax id number 20-3103585, hereinafter referred to as the “Pledgor”;
AND
2)	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., with registered office at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, United States of America, as successor trustee to The Bank of New York, hereinafter referred to as the “Security Agent”;
IN THE PRESENCE OF
3)	Pregis (Luxembourg) Holding S.à r.l., a société à responsabilité limitée incorporated under Luxembourg law, with registered office at 20, rue de la Poste, L-2346 Luxembourg (Grand Duchy of Luxembourg), having a share capital of EUR 822,500 and registered with the Luxembourg trade and companies register under number B 110 438, hereinafter referred to as the “Company”.
The Pledgor, the Security Agent, and the Company hereafter referred to as the “Parties” and individually the “Party”.
Unless otherwise defined in this Subordinated Pledge Amendment Agreement, words and expressions defined in the Subordinated Pledge Agreement shall bear the same meanings when used in this Subordinated Pledge Amendment Agreement.
WHEREAS
A.	The Parties concluded on 12 October 2005 the Subordinated Pledge Agreement, pursuant to an indenture (the “Base Indenture”) relating to the issuance by the Pledgor of senior secured floating rate notes (the “Original Notes”) for an amount of EUR 100,000,000 to the Holders (as defined in the Base Indenture);

B.	The Pledgor intends to issue additional senior secured floating rate notes, to be issued under the Base Indenture as supplemented by a supplemental indenture on 5 October 2009 (the “Supplemental Indenture”), in an aggregate principal amount of approximately EUR 125,000,000 (the “Additional Floating Rate Notes”), which Additional Floating Rate Notes shall be secured on the same terms and conditions set forth in the security agreement and the other note documents as the Original Notes;
C.	The Parties agreed to amend the subordinated pledge agreement concluded on 12 October 2005 (the “Base Subordinated Pledge Agreement”) to include as security for the Secured Liabilities, among others, the Additional Floating Rate Notes and any other possible notes issuing that may occur from time to time in the future.
D.	The Parties agreed to secure payment and discharge of the Secured Liabilities as defined in the Base Subordinated Pledge Agreement, as amended by the Subordinated Pledge Amendment Agreement.
E.	In consideration of the above, the Parties are, on the terms and conditions stated below, willing to amend the Base Subordinated Pledge Agreement and to enter into and execute this Subordinated Pledge Amendment Agreement on the following terms:
1. AMENDMENTS TO THE BASE SUBORDINATED PLEDGE AGREEMENT
1.1	The Parties have declared their willingness to amend the definition of “Note Documents” of Article 1.2 of the Base Subordinated Pledge Agreement in a manner set out hereinafter:

“Note Documents” means the Indenture, the Notes, the Additional Notes, any additional notes to be issued from time to time in the future pursuant to the Indenture and any other related document or instrument executed and delivered pursuant thereto evidencing or governing any Obligations thereunder.
1.2	The Parties have declared their willingness to add a new definition under Article 1.2 of the Base Subordinated Pledge Agreement in a manner set out hereinafter:

“Additional Notes” means the additional senior secured floating rate notes issued by the Pledgor under the Indenture on about 5 October 2009 in an aggregate principal amount of approximately the equivalent of EUR 125,000,000.
1.3	The Parties have declared their willingness to amend the definition of “Indenture” of Article 1.2 of the Base Subordinated Pledge Agreement in a manner set out hereinafter:

“Indenture” means the indenture in the agreed terms, entered into on 12 October 2005, as amended by the Supplemental Indenture, and as amended, supplemented or otherwise modified from time to time, between the following parties or their respective successors: Pregis Corporation as Issuer, the Guarantors named therein, the Bank of New York as Trustee and Collateral Agent and RSM Robson Rhodes LLP as Irish Paying Agent.
1.4	The Parties have declared their willingness to add the definition of “Supplemental Indentures” to Article 1.2 of the Base Subordinated Pledge Agreement in a manner set out hereinafter:

“Supplemental Indentures” means any indenture modifying the Indenture entered between the parties to the Indenture from time to time and for the first time on 5 October 2009.
1.5	The Parties have declared their willingness to amend the definition of “Promissory Notes” of Article 1.2 of the Base Subordinated Pledge Agreement in a manner set out hereinafter:

“Promissory Notes” means the promissory notes, in the agreed terms, entered into by Pregis (Luxembourg) Holding S.à r.l. as Maker and in favour of Pregis Corporation as Payee.
1.6	The Parties have declared their willingness to amend the “Implementation of the dispossession” of Article 3.4 of the Base Subordinated Pledge Agreement in a manner set out hereinafter:
3.4 Implementation of the dispossession
The Parties grant all powers to any lawyer of Wildgen attorneys-at-law, to (i) record the pledge of the shares issued by the Company as provided for in this Pledge Agreement in the Company’s shareholders register, (ii) record the pledge of the CPECs as provided for in this Pledge Agreement in the CPECs register and (iii) endorse the pledge of the rights of the Pledgor under the Promissory Notes as provided for in this Pledge Agreement.
2.	GENERAL PROVISIONS
2.1.	The Parties adhere to the terms and conditions stated in the Base Subordinated Pledge Agreement.

2.2.	The terms and conditions stated in the Base Subordinated Pledge Agreement are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed by the Parties in this Subordinated Pledge Amendment Agreement.

2.3.	The execution, delivery and effectiveness of this Subordinated Pledge Amendment Agreement shall not operate as a waiver of any right, power or remedy of any Party under the Base Subordinated Pledge Agreement.

2.4.	This Subordinated Pledge Amendment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic communication shall be effective as delivery of a manually executed counterpart of this Amendment.

2.5.	If any term or provision of this Subordinated Pledge Amendment Agreement or any application thereof shall be invalid or unenforceable, the remainder of this Subordinated Pledge Amendment Agreement and any other application of such term or provision shall not be affected thereby.

2.6.	This Subordinated Pledge Amendment Agreement (and any dispute, controversy, proceedings or claims of whatever nature arising out of or in any way relating to this Subordinated Pledge Amendment Agreement) shall be exclusively governed by and construed in all respects in accordance with Luxembourg law.

IN WITNESS WHEREOF, the Parties hereto have executed this Subordinated Pledge Amendment Agreement by their respective officers thereunto duly authorized, as of the date and year first written above.

PREGIS CORPORATION
By:	/s/ D. Keith LaVanway
	Title:	Vice President, Chief Financial Officer, Treasurer and Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
By:	/s/ R. Tarnas
	Title:	Vice President

By signing hereunder for acceptance, the Company acknowledges and accepts the existence of this Subordinated Pledge Amendment Agreement and the security interest created thereunder over the Shares, the Receivables and the CPEC for the purposes of Article 114 (3) of the Luxembourg Code of Commerce, take notice of the terms thereof, and undertake to duly register forthwith this Pledge in the Registers.

Pregis (Luxembourg) Holding S.à r.l.
By:	/s/ D. Heemskirk		F. Gaspar
	Title:	Director	Director